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                                                               EXHIBIT NO. 10.32

                            EXECUTIVE EMPLOYMENT AGREEMENT
                                       BETWEEN
                             BRAUNS FASHIONS CORPORATION
                                         AND
                                 TAMMY LEOMAZZI BOYD


     THIS AGREEMENT is made and entered into this __ day of December, 1999, by and between Brauns Fashions Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation") and Tammy Leomazzi Boyd ("Executive").


                                      ARTICLE 1
                                      EMPLOYMENT

     1.1 The Corporation hereby employs Executive, and Executive agrees to work for the Corporation as President and Director of the Corporation's Large Size Division, and to perform such related duties as are assigned to her from time to time by the Chief Executive Officer of the Corporation. The Corporation shall not assign duties to Executive inconsistent with the foregoing position.


                                      ARTICLE 2
                                         TERM

     2.1 The term of this Agreement shall be for a period of two (2) years commencing January 1, 2000, unless sooner terminated as hereinafter provided. The Agreement shall thereafter continue in effect from year to year unless either party provides ninety (90) days written notice of termination prior to the anniversary date.


                                      ARTICLE 3
                                        DUTIES

     3.1 Executive agrees, unless otherwise specifically authorized by the Chief Executive Officer of the Corporation, to devote her full time and effort to the best of her abilities to her duties for the profit, benefit and advantage of the business of the Corporation. Executive shall report directly to the Chief Executive Officer of the Corporation.

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     3.2  Executive shall, in her position as President and Director of the
Corporation's Large Size Division, be responsible for management of, and have authority for, all day-to-day operations of the division, including, without limitation, those matters set forth on Exhibit A attached hereto.


                                      ARTICLE 4
                              COMPENSATION AND BENEFITS

     4.1 The Corporation agrees to pay Executive an annual base salary of One Hundred Fifty Thousand Dollars ($150,000) payable at those intervals as the Corporation shall pay other executives. The base salary shall be reviewed annually and appropriate increases, if any, shall be awarded to Executive by the Board of Directors in its sole discretion, but such base compensation shall not be reduced from that of the prior year.

     4.2 Subject to the terms and conditions of such plans and programs, the Executive shall be entitled to participate in the various employee benefit plans and programs applicable to senior executives of the Corporation, including but not limited to medical, life and other benefits, which shall be at such times as reasonably determined by the Board of Directors of the Company.

     4.3 Employee shall be entitled during each full calendar year in which this Agreement remains in effect to four (4) weeks of paid vacation time, and a pro rata portion thereof for any partial calendar year. Any vacation time not used during any such calendar year may not be carried forward to any succeeding calendar year and shall be forfeited. Employee shall not be entitled to receive any payment in cash for vacation time remaining unused at the end of any year.

     4.4 The Executive shall receive a one-time lump sum bonus of $10,000 payable on or before February 26, 2000.

     4.5 The Executive shall be eligible to receive a performance bonus. The bonus will be based upon the "4-wall operating profit" of the Division. For the 2001 fiscal year, the Corporation will pay a minimum bonus to the Executive of $50,000. Bonus payments are paid within sixty (60) days of the Corporation's fiscal year-end. For purposes of this section, "4-wall operating profit" shall mean the operating profit of all stores in the Large Size Division prior to the allocation of general and administration expenses to the Large Size Division.
In the event of the Executive's death or a Change of Control resulting in a termination, the bonus earned under this Section 4.5 shall be paid on a pro rata basis.

     4.6 The Corporation shall pay to the Executive a car allowance of $500.00 per month.

     4.7 On the first date of employment, the Corporation shall grant to the Executive a ten year option to purchase up to 75,000 shares of the Corporation's common stock at an exercise price equal to the closing price for the shares of common stock as quoted on The NASDAQ Market on such date. The option will be granted under the Corporation's 1997 Stock Incentive Plan (the "Plan") and it is

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intended that the option will qualify as an incentive stock option.  The option will have terms and conditions customary to options granted under the Plan. The option will vest in equal installments over five years (15,000 each year, commencing January 3, 2001).

                                      ARTICLE 5
                                     DEFINITIONS

     5.1 "Cause" shall mean (i) any fraud, misappropriation or embezzlement by Executive in connection with the business of the Corporation, (ii) any conviction of a felony or a gross misdemeanor by Executive that has or can reasonably be expected to have a detrimental effect on the Corporation, (iii) any gross neglect or persistent neglect by Executive to perform the duties assigned to her hereunder (consistent with Section 1.1) or any other act that can be reasonably expected to cause substantial economic or reputational injury to the Company or (iv) any material breach of Sections 7 or 8 of this Agreement, provided that the existence of such neglect or material breach shall be determined by the written agreement of the majority of the directors. Provided further that in connection with an event described in Section 5.1(iii) above, Executive shall first have received a written notice from the Corporation which sets forth in reasonable detail the manner in which Executive has grossly or persistently neglected her duties and Executive shall have a period of ten (10) days to cure the same, but the Corporation shall not be required to give written notice of, nor shall Executive have a period to cure, the same or any similar gross or persistent neglect or material breach which the Corporation has previously given written notice to Executive hereunder and Executive has cured such neglect or breach.

     5.2 A "Change of Control" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a consolidation or a merger having the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions other than in the ordinary course of business of the Corporation) of all, or substantially all, of the assets of the Corporation to any corporation, person or other entity which is not a direct or indirect wholly-owned subsidiary of the Corporation, or (ii) any person, group, corporation or other entity (collectively, "Persons") shall acquire beneficial ownership (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated hereunder) of 50% or more of the Corporation's outstanding common stock.

     5.3 "Confidential Information" means any information that is not generally known, including trade secrets, outside the Corporation and that is proprietary to the Corporation, relating to any phase of the Corporation's existing or reasonably foreseeable business which is disclosed to Executive during Executive's employment by the Corporation including information conceived, discovered or developed by Executive. Confidential Information includes, but is not limited to, business plans; financial statements and projections; operating forms (including contracts) and procedures; payroll and personnel records; marketing materials and plans; proposals; supplier

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information; customer information; software codes and computer programs;
customer lists; project lists; project files; training manuals; policies and procedures manuals; health and safety manuals; target lists for new stores and information relating to potential new store locations; price information and cost information; administrative techniques or documents or information that is designated by the Corporation as "Confidential" or similarly designated.

     5.4 A "Competitor" means any person or organization which is a women's "plus size" specialty apparel retailer (which would not include department stores). Companies which are deemed Competitors shall include, but are not limited to, Dress Barn, Charming Shoppes, Catherines, its divisions and United Retail Group, Inc. and its divisions.


                                      ARTICLE 6
                          NONCOMPETITION AND NONSOLICITATION

     6.1 During Executive's employment, Executive will not plan, organize or engage in any business competitive with any product or service marketed or planned for marketing by the Corporation or conspire with others to do so.

     6.2 For a period of one year after termination of Executive's employment with the Corporation, Executive will not, without the written permission of the Corporation, (i) directly or indirectly engage in activities with a Competitor or (ii) own (whether as a shareholder, partner or otherwise, other than as a 5% or less shareholder) of a publicly held company which is a Competitor, or (iii) be connected as an officer, director, advisor, consultant or employee of or participate in the management of any Competitor.

     6.3 For a period of two years after termination of Executive's employment with the Corporation, Executive will not solicit, entice, or induce (or attempt to do so, directly or indirectly), any employee of the Corporation to terminate their employment with the Corporation.


                                      ARTICLE 7
                     CONFIDENTIAL INFORMATION AND TRADE DOCUMENTS

     7.1 Unless authorized in writing by the Corporation, Executive will not directly or indirectly divulge, either during or after the term of her employment, or until such information becomes generally known, to any person not authorized by the Corporation to receive or use it any Confidential Information for any purpose whatsoever.

     7.2 All documents or other tangible property relating in any way to the business of the Corporation which are conceived by Executive or come into her possession during her employment shall be and remain the exclusive property of the Corporation and Executive agrees to return all such

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documents and tangible property to the Corporation upon termination of her employment, or at such earlier time as the Corporation may request of Executive.


                                      ARTICLE 8
                                JUDICIAL CONSTRUCTION

     8.1 Executive believes and acknowledges that the provisions contained in this Agreement, including the covenants contained in Articles 6 and 7 of this Agreement, are fair and reasonable. Nonetheless, it is agreed that if a court finds any of these provisions to be invalid in whole or in part under the laws of any state, such finding shall not invalidate the covenants, nor the Agreement in its entirety, but rather the covenants shall be construed and/or bluelined, reformed or rewritten by the court as if the most restrictive covenants permissible under applicable law were contained herein. Furthermore, the parties specifically acknowledge that the covenant not to compete and covenant not to disclose confidential information, as set forth in Sections 6 and 7, are separate and independent agreements.


                                      ARTICLE 9
                              RIGHT TO INJUNCTIVE RELIEF

     9.1 Executive acknowledges that a breach by the Executive of any of the terms of Articles 6 and 7 of this Agreement will render irreparable harm to the Corporation. Accordingly, the Corporation shall therefore be entitled to any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties. The prevailing party in any such action pursuant to this Section shall be entitled to all costs of litigation including, but not limited to, attorneys' fees and court costs.


                                      ARTICLE 10
                                  CHANGE OF CONTROL

     10.1 If a Change of Control shall occur, the Executive shall be entitled to receive from the Corporation or its successor the full base salary of Executive under this Agreement for one (1) year in one cash installment. This payment shall be made by the Corporation within ten (10) business days of consummating the terms and conditions of the transaction which give rise to the Change of Control in which such employment was terminated.

     10.2 If a Change of Control shall occur during the term of this Agreement, all unvested rights to purchase stock under outstanding stock options held by Executive shall vest immediately for the benefit of the Executive and the Board of Directors shall take such actions as may be necessary or desirable to effect such vesting.

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                                      ARTICLE 11
                  TERMINATION (OTHER THAN FROM A CHANGE IN CONTROL)

     11.1 The Corporation may terminate the Executive's employment at any time for Cause and at such time all compensation and benefits provided to Executive under this Agreement shall immediately cease, subject to applicable employment laws and regulations.

     11.2 In the event that the Corporation terminates the employment of the Executive by delivering notice in accordance with Section 11.1, the Executive shall receive as severance her salary and benefits pursuant to Section 4 (except bonus) from the date of termination until the earlier to occur of (i) twelve
(12) months and (ii) the securing by the Executive of other employment paying an annual salary and providing benefits at levels comparable to those set forth in
Section 4 of this Agreement, including without limitation, the engagement of the Executive by any person(s) or individual or group of entities as a substantially full-time consultant; PROVIDED, HOWEVER, that in the event that Executive shall secure other employment or a substantially full time consulting position paying salary and providing benefits significantly less than those provided for in
Section 4 of this Agreement, the Corporation shall during such twelve (12) month period referred to above pay Executive the difference between her salary payable under this Agreement, and the salary paid by her new employer (the "Salary Continuation"). Notwithstanding the foregoing, upon termination, Executive shall no longer be eligible under any of the Corporation's bonus plans.

     11.3 In the event the Corporation terminates the employment of the Executive without Cause on or after the term of this Agreement, the Executive shall be entitled to the Salary Continuation. Notwithstanding the foregoing, upon termination, Executive shall no longer be eligible under any of the Corporation's bonus plans.

     11.4 This Agreement will terminate upon Executive's death or upon Executive's disability that prevents her from performing her duties under this Agreement for a continuous period of three months or for periods aggregating six months in any eighteen (18) month period.


                                      ARTICLE 12
                                      ASSIGNMENT

     12.1 The Corporation shall not have the right to assign this Agreement to its successors or assigns without the written consent of the Executive; provided, however, the Corporation shall have the right to assign this Agreement to any subsidiary, and all covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.

     12.2 The terms "successors" and "assigns" shall include any corporation which buys all or substantially all of the Corporation's assets, or a controlling portion of its stock, or with which it merges or consolidates.

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                                      ARTICLE 13
                       FAILURE TO DEMAND PERFORMANCE AND WAIVER

     13.1 The Corporation's failure to demand strict performance and compliance with any part of this Agreement during the Executive's employment shall not be deemed to be a waiver of the Corporation's rights under this Agreement or by this operation of law. Any waiver by either party of a breach of can any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.


                                      ARTICLE 14
                                   ENTIRE AGREEMENT

     14.1 The Corporation and Executive acknowledge that this Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Agreement supersedes any prior agreements or understandings, if any, between the Corporation and Executive, whether written or oral. The parties further agree that no modifications of this Agreement may be made except by means of a written agreement or memorandum signed by the parties.


                                      ARTICLE 15
                                    GOVERNING LAW

     15.1 The parties acknowledge that the Corporation's principal place of business is located in the State of Minnesota. The parties hereby agree that this Agreement shall be construed in accordance with the internal laws of the State of Minnesota without regard to the conflict of laws thereof.

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     IN WITNESS WHEREOF, the Corporation has hereunto signed its name and the
Executive hereunder has signed her name, all as of the day and year first above written.


                                   BRAUNS FASHIONS CORPORATION



/s/ W. J. Prange                   By:  /s/ Joseph Pennington
-------------------------             ---------------------------------------
Witness                                 Its:   President/CEO
                                            ---------------------------------



                                   EXECUTIVE



/s/ Joseph Pennington                /s/ Tammy Leomazzi Boyd
-------------------------          ------------------------------------------
Witness                            Tammy Leomazzi Boyd


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